UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 25, 2015

SUMMIT NETWORKS INC

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-199108	35-2511257
(Commission File Number)	(IRS Employer Identification No.)

Juanciema gatve 40, Ziemelu rajons, Riga

LV-1023 Latvia

(Address of Principal Executive Offices) (Zip Code)

Phone: (775) 572-8824

(Registrant's Telephone Number, Including Area Code)

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

a) On September 25, 2015, the Board of Directors of the Registrant received the resignation of Jimmy P. Lee, CPA, the company’s independent registered public account firm. The Board of Directors of the Registrant accepted the resignation of Jimmy P. Lee, CPA. The audit reports of Jimmy P. Lee, CPA on the Company's financial statements for the year ended July 31, 2014 and interim periods did not contain an adverse opinion.

There were no disagreements with Jimmy P. Lee, CPA whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Jimmy P. Lee, CPA's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that Jimmy P. Lee, CPA furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter has been included as an exhibit to this 8-K.

b) On September 25, 2015, the registrant engaged Monte C. Waldman, CPA as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Monte C. Waldman, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

a) Not Applicable.

b) Not Applicable.

c) Exhibits

Exhibit 16	Letter from Jimmy P. Lee, CPA

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2015	By:	/s/ Andris Berzins
	Name:	Andris Berzins
	Title:	President